EXHIBIT 99.1


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                                                                Final Transcript
   THOMSON STREETEVENTS (TM)

   CONFERENCE CALL TRANSCRIPT

   PBSO.PK - Q3 2007 POINT BLANK SOLUTIONS, INC. EARNINGS CONFERENCE CALL

   EVENT DATE/TIME: NOV. 14. 2007 / 11:00AM ET

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                                                               FINAL TRANSCRIPT
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NOV. 14. 2007/11:00AM ET, PBSO.PK - Q3 2007 POINT BLANK SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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CORPORATE PARTICIPANTS

 GLENN WEINER
 POINT BLANK SOLUTIONS, INC. - DIR. INVESTOR AND PUBLIC RELATIONS

 LARRY ELLIS
 POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

 JIM ANDERSON
 POINT BLANK SOLUTIONS, INC - CFO

 JOHN SIEMER
 POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF

 SAM WHITE
 POINT BLANK SOLUTIONS, INC - EVP GLOBAL SALES MARKETING AND R&D



CONFERENCE CALL PARTICIPANTS

 KEVIN STARKE
 WEEDEN & CO., LP - ANALYST

 ART WEISS
 GROUP G CAPITAL PARTNERS - ANALYST

 DAVID KOENIG
 MORGAN STANLEY - ANALYST

 JUSTIN ORLANDO
 DOLPHIN CAPITAL - ANALYST

 MARTIN HALE
 HALE CAPITAL PARTNERS - ANALYST

 PATRICK FORKEN
 PAHA SECURITIES - ANALYST

 JOE VELUSSI
 CREDIT SUISSE - ANALYST



 PRESENTATION



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OPERATOR


Good day, ladies and gentlemen and welcome to the Point Blank Solutions third quarter earnings conference call. At this time, I would like to turn the call over to Greg Weiner. Please proceed.


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GLENN WEINER - POINT BLANK SOLUTIONS, INC. - DIR. INVESTOR AND PUBLIC RELATIONS


It's actually Glenn Weiner. Good morning, everyone, and thank you for joining us today. My name is Glenn Weiner, Director of Investor and Public Relations for Point Blank Solutions, Inc. I'd like to begin today by introducing Management and then reading our Safe Harbor Statement before turning the call over.

The Company reported results for the third quarter and nine months ended September 30th, 2007 on Friday, November 11th after market close. A copy of the release and our Form 10-Q can be found on our website at www.pointblanksolutionsinc.com, and if anyone needs a hard copy sent to them please contact my offices after the completion of the call and one will be forwarded to you.


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(C)  2007  Thomson  Financial.  Republished  with  permission.  No  part of this
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the prior written consent of Thomson Financial.


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                                                               FINAL TRANSCRIPT
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NOV. 14. 2007/11:00AM ET, PBSO.PK - Q3 2007 POINT BLANK SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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Speaking from Management  today will be Larry Ellis,  President and CEO, and Jim
Anderson, Chief Financial Officer. Additionally, John Siemer, the Company's Chief Operating Officer and Chief of Staff, and Sam White, Executive Vice President and Head of Global Sales are with us, and will be available during the Q&A portion of today's call.

Now, before we begin, I've been instructed to read our Safe Harbor language. The statements made on this conference call and in the company's related filings with the SEC and press releases that are not historical facts are forward-looking statements, which are based largely on the Company's current expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Words such as "expects, anticipates, targets, goals, projects, intends, plans, believes, seeks, estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions that speak as of the date hereof and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, changes in the Company's internal control structure over financial reporting, liquidity of shares of our common stock, uncertainty of future financial results, additional financing requirements, developments of new products, and Government approval processes, including approval of the settlement by the court, the impact of competitive products or pricing, technological changes, the affects of political and economic conditions, the outcome and impact of litigation to which the company is a party and the Securities & Exchange Commission, and other investigations regarding the Company, turnover in the Company's Senior Management, and other uncertainties detailed in the Company's filings with the Securities & Exchange Commission, including without limitation those uncertainties and risks discussed in detail in part two, item 1(a), risk factors, in the Company's quarterly report on Form 10-Q for the quarter ended September 30th, 2007.

The Company undertakes no obligation to reverse or update publicly any forward-looking statements to reflect any change in the expectations of our Management with regard thereto, or any change in events, conditions, or circumstances on which any such statements are based.

Again, thank you very much, and at this time I'd like to turn the call over to Larry Ellis, President and CEO of Point Blank Solutions. Larry.


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LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO


Thank you, Glenn, and good morning to all. On behalf of the Board of Directors and the Management Team of Point Blank Solutions thank you for joining us today. Most importantly, thank you for your continued support of the Company.

It's been a long time since our last conference call, and we have an awful lot to talk about. My goal today is to provide you with the information you will need to assess our progress, our Company today, our leadership and, most important, our strategy to enhance both our near-term and long-term value.

Many legacy issues continue to impact the Company. I'm going to spend a good deal of time in my opening remarks reviewing what has taken place and the steps we've taken to emerge as a stronger organization.

With that said, on a go forward basis my remarks will be focused on Point Blank Solutions and not DHB Industries. The name change is not window dressing, we are fundamentally a different and a better Company than we were a year-and-a-half ago. The people and the products of Point Blank Solutions remain the foundation that will support our continuous growth and profitability.

After my opening remarks, Jim Anderson, our Chief Financial Officer, will walk you through our results for the most recent period. I will then close with some remarks before we open the call to your questions.

I believe in this Company and I believe in what this Company does, and that is most importantly save lives. I've been on the other side of the equation as a soldier. I wore the Interceptor Vest as I traveled through Bosnia, Kosovo, Afghanistan, and Iraq. I know of many soldiers who were saved by the Interceptor Outer Tactical Vest. My daughter wore this vest in Afghanistan, and she will wear it again as she deploys for a second tour to the Middle East early next year.

Our new CFO, Jim Anderson's son will wear this vest as he graduates from Army basic training later this week. I can name a couple of others on our Management Team here who have worn our products in places where it matters. In every case, these former soldiers joined Point Blank Solutions because they believe in our products. There is no other Management Team in this industry more committed to providing the best possible protection for soldiers, law enforcement officers, and other security personnel than this Management Team.


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                                                               FINAL TRANSCRIPT
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NOV. 14. 2007/11:00AM ET, PBSO.PK - Q3 2007 POINT BLANK SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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I was also on the business side of the equation through some challenging  times.
We had to make hard, timely decisions to protect the Shareholders, conserve value, and ensure we set the conditions to recover. We've built a new team, focused on enhancing Shareholder value and managing responsibly. We continue to take the steps necessary to build excellent management and governance worthy of our excellent work force and our products. Through it all, I am proud to say that our dedicated employees stayed focused on the jobs and produced the highest quality and best value safety apparel and protective products.

Let me review the challenges this Company faced. We found material weaknesses in controls, which led to inaccuracies in financial statements. This resulted in withdrawing financial statements for 2003, 2004, and the first nine months of 2005. This situation prevented us from reporting current financials until October of this year. We were in default on loan payments due to covenants and compliance issues documented in our SEC filings.

Our stock was delisted from the American Stock Exchange due to compliance issues. We failed to file timely accurate reports with the Securities & Exchange Commission. We were a named a party in class action and derivative lawsuits. During the past 18 months charges have been brought against former executives and officers of the Company. There have been indictments against the former Chairman and CEO, as well as the former Chief Financial Officer and Chief Operating Officer. The Company was the subject of investigation by the U.S. Attorney General's Office, the Securities & Exchange Commission, the IRS, and the Department of Justice. Simply put, there has been a lot of uncertainty about and around the future of this Company.

Now, let me talk about the steps we've taken to address many of these legacy issues. First, we filed our 2006 Annual Report which included audited financial information for 2003, 2004, 2005, and 2006, and quarterly reports through the first nine months of 2007. We had four years of historical financial data that needed to be gathered, reviewed, and analyzed. We had to verify every detail and every line, and we had to do this with documentation issues, given outdated automation systems and inaccurate prior reports.

Becoming current in our Securities & Exchange Commission reporting, improving our systems and controls, and relisting on the National Exchange are among my priorities and the priorities of our Board of Directors. Let me add, we entered into a new $35 million credit facility with LaSalle Bank. They have confidence in our team and our future, and they continue to have that confidence.

Regarding the class action and derivative action lawsuit and other ongoing legal actions, in July 2006 we signed a memorandum of understanding to settle the class action securities lawsuit and derivative action suits against the Company and certain former officers and directors. The class action settlement was for $34.9 million in cash, plus approximately 3.2 million shares of our common stock. The derivative settlement called for the adoption of certain corporate governance provisions, as well as a payment of $300,000 to lead counsel in that suit to cover the expenses and fees.

After failed attempts to fund the settlement, we finally entered into a series of transactions with the former Chairman and CEO, Mr. Brooks, valued at approximately $22.3 million. The other $12.9 million came from a buyout of our D&R insurance policy.

Our rationale deserves some explanation. At the time of the settlement our financial position was a major concern. We were incurring substantial legal and professional fees which were bleeding the Company dry. We had roughly $22 million of debt and $4.4 million available under our credit line.

As the only Board members not named in the class action suit, Senator Campbell, and I, formed a special Litigation Review Committee of the Board of Directors to review the terms of the settlement described earlier. Without this settlement there would have been substantial legal fees incurred for an indeterminable time and potentially liability for the Company. The litigation might have carried on for years, draining resources, and distracting Management from the core business.

Furthermore, the settlement called for Mr. Brooks to immediately step-down from all posts associated with DHB Industries and its subsidiaries. This action was not dependent on the court's approval. Senator Campbell and I felt that this was the best course of action for the benefit of the Company and all Shareholders long term.

We've been also asked why we sold Mr. Brooks more shares which increased his holdings. Let me tell you why. Mr. Brooks held warrants to purchase 3 million shares at $1 per share as part of his employment agreement. Pursuant to this agreement he had the option to exercise these warrants at an accelerated pace, independent of the settlements reached.


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the prior written consent of Thomson Financial.


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                                                               FINAL TRANSCRIPT
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NOV. 14. 2007/11:00AM ET, PBSO.PK - Q3 2007 POINT BLANK SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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As part of our  settlement  agreement he exercised  those  warrants at $2.50 per share, that is $1.50 above the $1 price called for. Additionally, the remaining 3 million plus shares issued in the private placement transaction were at $4.93 per share, more than three times our share price at the time the memorandum of understanding was signed. The key for us was to find funding for the class action suits and move the Company forward, independent of Mr. Brooks' influence.

The settlements were preliminarily approved by the U.S. District Court of the Eastern District of New York in July of this year, and a hearing was scheduled for October the 5th, 2007, and that was to determine whether to grant final approval. The court took no action at that hearing, and indicated a decision would be made no sooner than 45 days from the time of the hearing. That would be November the 19th at its earliest. This delay was granted based on a request by the Commercial Litigation Division of the U.S. Justice Department. No one can be certain about the outcome of the settlement. We are waiting to hear from the court, and any comments we make would be pure speculation.

Let me turn to indictments. Just a few weeks ago Mr. Brooks was indicted on charges of securities fraud, tax fraud, and other allegations by a Grand Jury in the Eastern District Court of New York. The former Chief Operating Officer, Mrs. Hatfield, was also charged in that same indictment. With respect to Mrs. Hatfield, this indictment superseded the indictments against her and the former CFO, Mrs. Schlegel, in August of last year. The Securities & Exchange Commission also filed a complaint against these three individuals alleging securities fraud and other violations of the securities laws.

My comment concerning these three individuals is that our Company no longer employed them nor do we have any this to them other than indemnification prescribed in our bylaws and our Shareholders, generally. Everything else is in the hands of the courts.

In terms of investigations, our Company has also been the subject of investigations by the Securities & Exchange Commission, the IRS, and the U.S. Attorney's Office for the Eastern District Court of New York. These issues stem from the former regime and are documented in our SEC filings. We are fully cooperating in all regards. While there are no assurances, we have no reason to believe the Company will be charged, and we are -- we will continue to work with all investigative bodies to bring closure on these matters.

Let me turn to Zylon. The Civil Division of the U.S. Department of Justice is continuing its industry wide investigation into the manufacture and sale of body armor products containing Zylon. Again, there can be no assurance as to the outcome, but we can -- we believe the Company has done nothing wrong. The National Institute of Justice issued a directive that it would no longer certify vests manufactured with Zylon, leaving us with the only logical choice to stop producing vests with Zylon and then replacing those vests on the market. Again, our products are safe. We did not produce a vest that was penetrated.

Leadership and values are at the foundation of any good organization's success. We are focused on building the right team to lead the Company and instilling values that the public and our stakeholders would want to be associated with now and in the future.

In terms of corporate governance, we significantly enhanced the collective strengths of our Board of Directors by adding professionals with extensive experience in areas of government, the military, law enforcement, finance, marketing, and in corporate governance.

Our seven member Board is comprised of six independent Directors with no ties to the former regime. Retired California State Senator William Campbell was appointed Chairman of the Board in July of last year, following the Board's removal of Mr. Brooks. We added Jack Henry, Maury Hannigan, and David Bell to our Board last November, and in March of this year we appointed retired Lieutenant General Marty Berndt and Suzanne Hopgood to our Board.

Let me give you a little synopsis of each. Jack Henry has extensive financial and public company experience. He currently serves as Chairman of our Audit
Committee, a position we were lacking at the time of our delisting. We are absolutely excited to have Jack on board.

Maury Hannigan comes to us after a long career in law enforcement, having served on a California Highway Patrol for over 30 years. His last 7 years were spent as the Commissioner and Chief Executive. Again, a wealth of experience.

David Bell is formerly Chairman Emeritus of the Interpublic Group, one of the world's leading organizations of advertising and market services companies. David, too, brings a wealth of experience, particularly in the areas of branding and governance.

Marty Berndt, who I mentioned earlier, enjoyed a 36-year career in the United States Marine Corp, having commanded United States Marines in many regions around the world. He maintains strong ties with his service and the other services. He currently serves as a senior mentor for the Marine Corp training program and the Joint Forces command.


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(C)  2007  Thomson  Financial.  Republished  with  permission.  No  part of this
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                                                               FINAL TRANSCRIPT
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NOV. 14. 2007/11:00AM ET, PBSO.PK - Q3 2007 POINT BLANK SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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And, finally,  Suzanne Hopgood is known for her corporate governance  specialty.
She  has  aided  our  efforts  to  institute  best   practices   throughout  our
organization. She is also a financial expert who chairs and serves on other public company boards. Again, we are delighted to have Suzanne on board given her extensive experience.

This Board has adopted a new Code of Conduct. We have instituted an Ethics Hotline. We established and populated Audit, Compensation, and Governance Board Committees, and we amended our Corporate Bylaws. These and many other governance initiatives are detailed in our latest 10-K.

As a Board, these six independent Directors and I take our responsibility to represent our Shareholders very seriously. I sincerely believe that the respective credentials and independence of our Board are among the best in Corporate America.

As for our Management Team, one must surround himself with the right people for the tasks to be performed, a qualified, experienced, and professional team that can be trusted. I believe I've done that. Let me now walk you through our Senior Management Team members.

John Siemer joined us in September of 2006 as our Chief Operating Officer and as our Chief of Staff. I've known John for over 20 years, and knew he was the right man for this position given his experience in working with people and building strong teams. John served as Special Assistant and Strategic Planner at the Department of the Army in Washington, D.C. He is helping me shape our organization from the management ranks to the floor level, and is heavily involved in all operational and strategic matters.

Jim Anderson, who you will hear a little later, also joined us in September of last year as our Chief Accounting Officer. Over the past year he has continuously exceeded every expectation, working around the clock to improve our credentials, working with partnering institutions, and getting our financials in order. Now, I think you've seen the goodness of Jim's work in the latest 10-K and 10-Q filings. He and his team have done a remarkable job, and as a result he was appointed to CFO this past spring. I'd like to personally thank Jim for his great work.

Sam White was appointed Executive Vice President and Head of Global Sales last year. As an industry wide recognized expert on the science of ballistic protection, Sam leads all of our sales, marketing, and product development efforts. Sam has the relationships and experience and the know-how to lead our Global Sales Team, as well as our R&D efforts. We have realigned our operational R&D and sales staff under Sam to better use his skills and to maximize our efficiencies.

We have now flattened our organization. Our subsidiaries all have operational managers and vice presidents that report directly to the chief operating officer. In all, I believe we are assembling a first class Management Team to help us emerge from this turnaround and better position us for the future. All of this could not have been done without the contribution of our valued employee base who continue to produce quality products.

Last month we announced our new Corporate name, Point Blank Solutions, Inc. While our Corporate image under DHB suffered greatly, our products and our market identity did not suffer. The brand Point Blank, the brand PACA, these are well recognized and trusted. Our customers continue to believe in us due to the quality of the products that we produce. The Point Blank name, in particular, has a strong heritage. It is well respected within the government and military circles and is synonymous with saving lives. We want to continue to build on this heritage.

We also want you to know that we are not just a body armor Company, our goal is to become the global leader in safety apparel and protective solutions and that encompasses many things. In line with this vision we changed the name of NDL, our Sports and Health Support Products Group to Life Wear Technologies. Life Wear reinforces our "wear it for life" trademark, and is a name we believe will have greater meaning and stronger awareness among our target customers. Overall, Point Blank Solutions is a brand that fits well with our overall global objectives, which I'll talk about shortly, and we believe will resonate well with all of our stakeholders.

I'd like to now focus my remarks on our business. Point Blank Solutions is the largest American owned producer of soft body armor. We are the largest provider to the U.S. Military and the second largest provider to the domestic law enforcement market. I believe we make the industry's best products. Our customers believe in us, that's why they continue to make purchases. And military and law enforcement personnel believe in the quality and the safety of our products.

We sell our body armor solutions to three primary markets, the military and Federal Government, which includes the various branches of the U.S. Armed Forces and the Department of Defense, domestic distributors, which includes state, county, and local law enforcement and federal agencies, such as the FBI, and the CIA and Homeland Security, and others, and the international markets, both civil and military organizations.


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(C)  2007  Thomson  Financial.  Republished  with  permission.  No  part of this publication may be reproduced or transmitted in any form or by any means without
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                                                               FINAL TRANSCRIPT
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NOV. 14. 2007/11:00AM ET, PBSO.PK - Q3 2007 POINT BLANK SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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Let me  start  with the  military  and  Federal  Government.  Historically,  the majority of our business has been driven by orders from the U.S. Army. This has not changed, nor do we expect it to change in the near future. Since 2004 between 80% and 85% of our total sales has been with the U.S. Army. In 2003 and 2004 we announced several hundred million dollar plus contracts with the U.S. Army to supply our flagship product, and that is the Interceptor Outer Tactical Vest. Since then we have fulfilled these orders and developed new solutions that provide our soldiers with enhanced protection.

In 2004 we introduced DAPS, the Deltoid Axillary Protection System, which provides ballistic protection to the upper arm, under arm, shoulder, and torso regions. And in 2006 we introduced the ESBI, our Enhanced Side Ballistic
Inserts, which improved protection from projectiles and fragments. We have designed and delivered other accessory products that fit with the Interceptor Vest, which include the throat, yoke, and groin protectors.

What you've seen over the years as a result of our -- of an adaptive enemy in the Middle East and an evolving combat conditions, is a commitment by our Armed Forces to field our troops with the most advanced body armor systems available. Every day teams of researchers are looking at new fibers, new technologies, and processes, all in an effort to equip soldiers with lighter and more flexible body armor systems with increased ballistics capabilities.

The Improved Outer Tactical Vests, the IOTV, is the latest advancement in body armor that incorporates many of our design features and was developed in concert with the United States Armed Forces. We were one of two suppliers awarded contracts as part of the first installment of the IOTV, and we are currently producing toward this $52 million order.

While there are two primary suppliers today, the potential for other suppliers remain. The Army and Congress are in favor of multiple vendors, and we expect other contractors in the market at some point in time.

While we are proud that we continue to be a chosen supplier of the U.S. Army we believe our Company is capable of producing more and has proven itself time after time by delivering the highest quality, the best value products ahead of schedule.

I cannot comment on expectations moving forward as it relates to the quantities or the timelines, that's for the Army and that's for the Government to decide. However, the open solicitation is for 960,000 Improved Outer Tactical Vests. To date, awards of 230,000 vests have been made.

We are monitoring the situation very closely. We remain in contact with the right people and continue to partner with in developing the latest advancements. I am confident that our dealings with the U.S. Army will continue.

Although the IOTV is the latest innovation which we anticipate will represent the bulk of industry orders near term there is still demand for its predecessor, the Interceptor OTV, as evidenced by our $29 million contract awarded in August of this year.

We believe there should be future requirements for DAPS and selected accessories as they are not incorporated into the new design. We have received over $50 million in new orders this year alone through the first nine months of 2007.

As for the other branches of the U.S. Armed Forces, Point Blank has a history with each of the services. We've sold to the U.S. Coast Guard, to the Marines, Navy, and the Air Force over the past few years, and our vests and products continue to be worn in combat. We are executing a strategy to capture additional business within each service, and we believe we can increase our market penetration over the coming months and year.

We'd like to discuss our historical financials as it relates to the military because it will help to understand better where we are going. Our sales to military and Federal Government essentially grew from a few million dollars to about $165 million in 2003, primarily as the result of the war in Afghanistan. Our sales increased to $261 million in 2004 to almost $300 million in 2005. These increases were related mostly to the Interceptor Outer Tactical Vest and to DAPS sales.

When the war in Iraq started shipments increased to meet demand and deployment levels for the future. Once our troops were properly outfitted, market needs shifted, and a larger percentage of sales were for accessories and components, namely the DAPS and the ESBIs and the conversion kits.

So when we look at the 28% decline in sales to the military and Federal Government in 2006 versus the prior year we must take into account the shift in product mix as accessories and components are lower priced products.


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Through  the first nine  months of this  year,  sales to the U.S.  Military  and
Federal Government are up almost 41%. In the third quarter, they're up 20%. With the new IOTV being deployed and future requisitions expected, we are hopeful that we will continue to post top line growth.

A few other points I'd like to cover in anticipation of your questions. In regard to fiber supply, Kevlar and Twaron are the primary fibers used to produce the Interceptor Outer Tactical Vest and the Improved Outer Tactical Vest. In the past, there have been well documented industry shortages. The Government helps to control these shortages by directing the supply to those manufacturers who have been awarded contracts. This, of course, applies to only U.S. companies.

Fiber constraints in 2007 have lessened as supplies begin to meet demand requirements, which is a positive for the entire industry. Increases in cost, however, is something we're monitoring very carefully.

Additionally, DuPont's recent announcement to expand its production capabilities will significantly help the industry long term. With that said, many of the world's leading fiber suppliers are constantly driving innovation and developing raw materials used in our product lines.

Another hot topic is Defense spending. I am often asked my views on what the impact will be if the U.S. pulls out of Iraq. In my opinion, any change will initially have a minimal affect on assault body, on our business near term. We know the requirements of the U.S. Army and we know their desire to fuel troops with the latest designs. There's a proven need for armor, and there must be enough supplied to field all soldiers, those in combat, the future deployers, and those that are in training.

There is a requirement for war reserves in the event of future conflicts, also. Even if after withdrawal of our forces from the pre-surge level we believe orders for body armor will continue. Let me add, what happens if war breaks out in another region of the world? One where the climate and the terrain or even the threat levels are different? Again, there will be a need for a newer armor, designed to defeat a new specific threat, that is why we are constantly looking to develop new solutions.

We are now on our seventh generation of the Interceptor Outer Tactical Vest. We developed DAPS. We helped to design the ESBI and other protective accessories, and we continue to work hand in hand with the R&D Teams of the Armed Forces to develop the best solutions to meet their requirements, whether it is next generation body armor or something else.

Moving on to our domestic business, we sell both direct and indirect to law enforcement agencies at the state, county, and the local level. We also sell to several agencies, corrections officers, and to private security organizations. This segment, we define it as domestic, has comprised of approximately 10% to 17% of our overall sales since 2003. The domestic market is very different than our military market. >From sales and operations to the types of products manufactured, there are many differences in how these markets operate, as well as the requirement in each of these markets.

With the military you have a handful of manufacturers competing for very large contracts. The domestic market sees 20 or so contractors competing on hundreds of contracts annually. Why? Because the requirements in many regions are much smaller and the capacity comes less into play.

There are markets where 5 to 10 vests are needed to outfit a local sheriffs department and others where hundreds of vests are required. An order for 1,000 vests might be considered a large order, and only in a larger market do we see 10 to have volume contracts, but again nowhere near the size of the military orders.

Additionally, the military requires a standardized approach, where each product is designed and manufactured to military specifications. As a result the Army determines the life cycle of its product. The life cycle is currently set at 120 days of continuous combat. What that means in a programmatic and practical sense is that a vest used for combat tour of duty must be replaced when that tour is over.

With law enforcement and other domestic agencies innovation is the key driver. Companies that can develop new products, applications, and technologies are ultimately the ones that will succeed on a large scale. We lead that market. We have a total number of 16 patents pending and a number of patents issued, and are looking at new ballistics materials and processes continuously. We will continue to drive innovation here and protect our intellectual property at all costs.

Our law enforcement products consist of both tactical and concealable vests. Over 90% of our sales are concealable, given day-to-day officer needs. Sales are made directly to large departments and through our network of over 200 distributors. Our vests are worn by the Los Angeles Police Department, the San Antonio Police Department, the Texas Rangers Department of Public Safety, the Indianapolis Police Department, and by officers in many other major and smaller markets.


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In addition to the base debt we sell ballistic blankets, shields, helmets, armor bags, and even body armor for canine dogs. We work with a host of fiber producers, sewers and weavers, anyone that can help us improve the ballistic capabilities of our products and develop better armor systems for the end user.

Our R&D lab here in Pompano Beach, Florida is set-up very similar to the National Institute of Justice and the independent test labs. We constantly test new products against various ballistic threats. All of our products are manufactured through the NIJ standard and, in fact, almost always exceed those standards.

Between the Point Blank and the PACA brand, which are both in the top five brands nationwide, we estimate our market share to be near 25% today. This is slightly less than in prior years as our sales fell 22% in 2005 and another 9% in 2006. While we didn't lose contracts as a result of our Corporate issues, we certainly lost opportunities as our competitors used our lack of compliance to being a public company to their advantage.

This trend has reversed in 2007 as our sales to the domestic channel are up 2.8% through the first nine months of the year. The second and third quarter sales are up over 25% over the comparable 2006 period.

We estimate there are approximately 800,000 state and local law enforcement officers in the U.S. today. Of this total, approximately 20% of those contracts come up for renewal annually, which means a market opportunity of approximately 160,000 vests per year. My goal is to capture the vast majority of this business.

We have an aggressive pricing and marketing strategy in place. This may have a negative impact on our margins near term, but the impact of acquiring market share and building brand equity is critical to our long-term success. We are reinforcing our sales effort to concentrate more heavily on areas within large populations and instituting training programs for our employees, vendors, and external sales representatives. This is one of the key areas where we are expecting future growth in the near term.

On the Federal level we've sold to the Secret Service, the Department of Justice, the CIA, the Department of Homeland Security, the ATF, and many other agencies. We've sold both tactical and concealable vests, both through our direct sales force and indirectly through GSA contracts and prime vendors. There will be opportunities to grow this segment, as well, given the many contracts we were awarded in 2002 and 2003. Replacement vests will be needed from time to time and in accordance with the Federal and state appropriations. Keep in mind, however, that the total Federal market is about 125,000 a day, which means that even if we were to capture, 30%, 40%, or even 50% of the market it would still represent a small portion of our overall sales.

Lastly, we also sell to corrections officers and safety personnel. The products developed are designed to protect against knives and other weapons in addition to ballistic threats. Our vests are worn by the Commonwealth of Virginia Department of Corrections, the Georgia Department of Corrections, the New York State Corrections Services Bureau, and the Department of Justice Bureau of Prisons, just to name a few. We announced a contract last year with the District of Columbia Department of Corrections and the District of Columbia Department of Parole.

Similar to the law enforcement market in the 1970s, the corrections market is just beginning to see increased wear rates. There are an estimated 500,000 correction officers in the U.S. alone, and our research shows that only 10% to 15% of the corrections officers are wearing vests. Now, the market typically represents smaller orders, and it does represent another growth avenue for our Company.

The private securities sector continues to grow post 9-11, and this is also an area we've identified as a sales and profit contributor. However, we are not implementing a long-term strategy for this segment. We've seen market estimates of more than 1.2 million private security personnel, and our research shows that less than 2% actually have vests. The numbers are compelling. However, the commitment of funds to purchase vests is limited and, as a result, we're going to take a cautious marketing approach in this area.

Moving on to the third area of our body armor segment, and that is the international arena. This is relatively a new area for us, though we've technically had an international business for years. In 2005 and 2006 international sales were under $1 million, whereas in 2004 sales approached $9 million. We see a very large untapped market opportunity, both on the military and civil side, with significant opportunities to leverage our domestic success overseas.

By international we mean Armed Forces, our military forces, law enforcement, and Government outside of the United States. Of course, this is only friendly nations around the world. We've conducted an extensive analysis of the various global markets, looking at the market sizes, product, and technologies deployed in country versus out, suppliers, and companies along the value chain that could become strategic partners. We're


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going to look at the [poor] Western countries that do not have  manufacturing in country, in regions where we believe we have the greatest chance to succeed with limited investments.

We just introduced last month the International Interceptor, and we launched it in Europe in partnership with the Dutch Safety Mine (DSM). This is our first product earmarked specifically for the international market, and it is the first body armor solution in the market that exceeds standards set by various global regulatory and rating agencies. It's based on our flagship product, the Interceptor Outer Tactical Vest, and it has many of the same features.

With annual sales of less than a million dollars, we expect to increase this base substantially within the next year. It's our longer term goal to be the market leader globally.

Lastly, in this area Life Wear Technologies, formerly NDL products. In addition to our portfolio of body armor solutions, we provide health support, sports medicine products, and protected gear for retail pharmacies, sporting good stores, and the military. Products are sold under the Life Wear brand, as well as Flex-Aid brand to pharmacies, grid, sports, to sporting good outlets, as well as private labels to certain customers. We offer a complete product selection, with a reputation for high quality at a value price. Among our chief customers is Wal-Mart Stores.

As most of you know, this segment represents a small percentage of our overall sales but has been a stable profit generator in the past years. Our sales were on the upswing and growing faster than the industry until 2006 when they declined by 3%. Again, we believe this was due primarily to our focus on defending the Corporation and a lack of resources to fund growth. This is a trend we will reverse in 2008.

We believe our business is stable and the demographics are changing in our favor as more people are staying active.

Our mission statement is to protect and enhance lives. Point Blank Solutions designs, produces, and delivers the highest quality protective solutions in the world. We accomplish this by driving innovation and exceeding customer expectations. We've established a vision to become the global leader in safety apparel and protective solutions, and we plan to do this within the next five years. I want to be transparent here, so there is no misunderstanding of our objectives and our strategy.

We've established some pillars for which you should judge our progress. We will grow our business organically by capturing new military programs with the U.S. Army and the other branches, and we'll do this by increasing market share in the law enforcement channels. We will expand internationally through new product introductions and through strategic partnerships.

We will improve our cost position through operational excellence initiatives and better management of our supply chain, all in a result to improve our bottom line performance. We will diversify into related markets, and this is important, through partnerships and acquisitions and continued innovation. We will do this by introducing new product lines that are synergistic to our core competencies and sell into existing channels today. And, most importantly, we will continue to find ways to enhance Shareholder value by building confidence amongst our constituents and demonstrating fiscal responsibility.

Growth will come through various strategies that we are pursuing, but most importantly are the strides we can make in the military, federal, and international markets, we want to protect and grow our leadership position with the military, specifically the Army while increasing our business with the other branches. We are creating an international sales organization and work in numerous opportunities that could bolster our overall performance.

Our ability to capture market share will continue to be aided by innovation. For example, developing new products, new channels, and new partnerships with academic institutions and global research organizations. We take pride in our market leading position, but there is certainly more to be done. We will also drive efficiencies within our organization. We are looking at all aspects of the value chain and seeking potential partnerships that will allow us to maximize growth and profit potential.

Operationally, we expect to benefit from the many changes in our manufacturing, our information technology and supply chain management functions. There are several areas we have identified that will allow us to improve margins over time.

As long as I've been associated with this Company we've produced great products, however, with the massive growth over the last few years investments in our systems, our controls, and our machinery are lacking. We've begun replacing several of our oldest sewing machines, some of which are older than I am. We are purchasing new, state of the art Gerber and plotters to increase our cutting capacity. Given heavy order volumes we're able to better maximize fiber utilization, which will ultimately lower cost of goods sold and improve our gross margins.


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We're getting better  utilization from our work force from the top downward.  In the Army you train to become a soldier and you are constantly learning. The business of body armor is no different. We are training our employees so that they learn additional skill sets, and then we can harness their talents. There is more accountability today, there are performance reviews in place, there are standards set and continue to be in place, and change is in process.

We are investing in our information technologies systems, upgrading our computers and the software, some of which were just 20 years plus old. We are now in the process of rolling out Oracle financials and JESTA manufacturing systems so we have a better link between inventory, operational efficiencies, and the financial controls, which was a major downfall of the former regime.

The year 2007 was about bringing the Company current with the regulatory authorities. In 2008 I envision fewer investments in compliance issues and more investment that focuses on our future. We're making the necessary investments that will ensure there are checks and balances at every stage along the production process, from the time an order enters the factory until it leaves our doors. I want people held accountable for their actions, I want to know where we stand real-time, and the changes I'm outlining here will take a little time, but I certainly believe we're on the right path.

Our strategy to diversify through strategic acquisitions and partnerships will focus on supporting the pillars I outlined earlier. The Company is in much better financial condition than it was a year ago. As we move past many other hurdles that hinder our performance, we believe we have additional resources at our disposal. We have a $35 million credit facility in place with LaSalle Bank. If the opportunity arises we will not be gun-shy about making larger scale acquisitions that will be accretive and enhance our market position and valuation. Our intent is to acquire a partner within our core competencies and leverage our experience and heritage.

In summary, we are a global leader today. Our customers rely on us every day. Our brands are proven and trusted. Our relationships with both the suppliers and our key vendors are strong. Our R&D is the best in the industry, and the Management Team that we have in place continues to execute to a high standard. There's a lot more to be done, and we believe we have the proper pieces and the proper strategy in place to succeed.

I know this has been long, but it's also been a long time since we've been able to communicate with you. I thank you for your patience and your understanding as we continue to support our Company.

I'll now turn the call over to Jim to recap our financials, and then we'll open up to your questions. Jim Anderson, please.


--------------------------------------------------------------------------------
JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO


Thank you, General.

Looking at our third quarter, let's start with the income statement. The Company's net sales for the quarter were $71.8 million, up from $59.8 million for the prior year period, an increase of $12 million or 20.1%. This increase is due primarily to increased shipment to the U.S. Military and to our domestic distributor customers. Our U.S. Military and Federal Government sales were up by $8.9 million or 16.8%. Our domestic distributor sales increased by $2.6 million or 47.6% due in large part to significant sales increases to the law enforcement community. We will continue our emphasis on growing our business and gaining market share, while at the same time we will continue our initiative to reduce costs.

Sequentially, net sales were lower than the second quarter by $21.7 million or 43.2% due to the impact of the Federal fiscal yearend and late approval of the new Federal budget. The Federal Government's fiscal yearend is September 30th, which corresponds to the end of our third quarter. Similar to other companies in our industry this may make our third quarter results uneven as a result of availability of yearend monies, enactment of continuing resolutions, late approval of a new budget, use of and timing of supplemental appropriations among other events.

Our third quarter net sales were impacted by these matters this year, as they were in 2006. Additionally, we also began full production of the Improved Outer Tactical Vest, and this required us to set-up new production lines which resulted in a ramp-up of this new product through the learning curve.

Gross profit was $11.5 million or 16% of net sales as compared to the prior year period of $14 million or 23.4% of net sales. There are several factors that affected the gross profit. The primary reasons are increased competition in the industry, higher cost of ballistic raw materials and labor, the initial production of the IOTV, and a replacement of certain vests. To address the increased competition we adopted a more aggressive pricing structure on certain military and domestic contracts, as the CEO outlined. The combined impact of competition and higher material and labor costs reduced gross profit by approximately $3.5 million this quarter, compared to the same period in 2006.


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Concurrent  with the  adoption  of this new  pricing  strategy  we also began to implement new operational initiatives which over time we believe will help us to reduce costs and increase profitability. Some of these initiatives include the implementation of a new IT system which is expected to allow us the opportunity
to  better  integrate  our  operations,   including   purchasing  and  inventory
management, and better utilization of ballistics materials in our efforts to reduce waste and get more finished goods out the door. Also, greater investments in our machinery and equipment, for example, in automated cutting machines and in sewing machines. These are just some of the things we are working on right now, and we expect to see improvements in our results of operations in future periods as a result of these and other efforts.

We also began full production of the IOTV which required us to set-up new production lines, this negatively impacted our margins during the third quarter.

Finally, there was a replacement of product that resulted in a third quarter charge of approximately $1 million. We identified this issue as a result of our ongoing quality assessment procedures and have already replaced the products in question. We do not expect this matter to recur, and we believe this charge fully provides for the cost of this replacement.

Total operating costs were $11.7 million or 16.3% of net sales versus $3.9 million or 6.5% of net sales for the prior year period. There are several factors that created a difference between the current and prior year period. The principal factors are related to equity based compensation, professional fees, and litigation and cost of investigations.

In the current quarter the Company recorded a charge of $1.2 million for equity based compensation, while in the prior year quarter the Company recorded a credit of $6.4 million, for a difference of $7.6 million. The credit in the prior year resulted from a proposed settlement for the class action and shareholder derivative action the CEO discussed earlier, and the impact of the modification of the warrant exercise in the Company's favor.

General and administrative expenses increased in the current year period by $1.8 million from the prior year period, largely as a result of higher professional fees associated with our ongoing efforts to bring the Company back into compliance with statutory and regulatory requirements. These professional fees included the cost for legal, accounting, tax, temporary help, and other consulting services.

As we become current in our SEC filings and overcome the legacy issues that the Company faces we expect that the level of these fees will be lower. As you can expect, we continue to monitor professional fees the Company incurs with a view to driving down these costs as quickly as we believe is prudently possible.

Also, the level of salaries increased as a result of hiring new personnel. For example, some members of our Senior Management Team were hired beginning near the end of the third quarter in 2006 and the related costs are not reflected in the year-over-year comparisons.

Litigation and cost of investigation charges have been significant over the last several years. From 2004 to the end of the current quarter those charges totaled cumulatively $49.4 million. While these costs did decrease by $1.6 million between the current year quarter and the prior year quarter, we will continue to incur costs associated with litigation and ongoing investigations, including costs associated with the indemnification of former officers. Certain of those costs may be recoverable from those former officers depending upon the outcome of the related litigation and investigations.

I'd like to remind you that we cannot predict what the total amount of costs that the Company may incur in the future may be or if the Company would be able to recover any of these costs. As of September 30th, 2007 the cumulative total of advanced expenses and legal fees incurred for former officers that may result in indemnification claims were approximately $7.5 million.

In addition, the third quarter of 2006 included recoveries of aged receivables of about $700,000 that were previously reserved. No such recoveries were realized during 2007.

Interest expense was lower than the prior year due to lower levels of debt outstanding. Our interim period tax expense or benefit are estimated based on the annualized effective tax rates. The difference between the statutory and effective tax rates arise from taxes associated with stock based compensation, state income taxes, and permanent differences.

Adjusted EBITDA was $3.3 million in the current year quarter compared to $8.1 million in the prior year quarter. The change is principally due to the impact to the variability in our gross margins as we discussed previously. Please refer to our press release dated November 9th, 2007 for a reconciliation of adjusted EBITDA to net income.


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CONFERENCE CALL
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The Company recorded a net loss of $300,000 or $0.01 per share basic and diluted compared to net income of $9.3 million or $0.20 per share basic and diluted for the prior year period. The Company's backlog as of September 30th, 2007 was approximately $65 million.

Moving forward to the YTD numbers, the Company's net sales were $257.5 million, up from $182.8 million in the prior year, an increase of $74.7 million or 40.9%. This increase is due primarily to increased shipments to the U.S. Military and Federal Government as these sales are up almost 51% through the first nine months of 2007 compared to the similar period last year.

Gross profit was $47 million or 18.2% of net sales, compared to $42.7 million during last year or 23.4% of net sales. The increase in gross margin dollars is due to the increase in sales and a decline in gross profit margin is due to the factors previously discussed.

Total operating costs were $35.7 million or 13.9% of net sales compared to $43 million or 23.5% of net sales for the prior year period. A reduction in operating costs resulted partially from reversing the employment tax withholding obligation during the current year of $737,000 versus recording a charge in the prior year period of $4.4 million, and from a lower level of professional fees associated with ongoing litigation and cost of investigations of $3.6 million. These items were offset by an increase in equity based compensation expense in the current year period over the prior year period totaling $2 million.

As we reported in our Form 10-K filed on October 1st, the Company recorded charges between 2003 and 2006 totaling $36.5 million for employment tax withholding obligations. Those charges related to failure of the former Senior Management Team to report and remit both income and other payroll related taxes to the taxing authorities upon exercise of warrants and of bonus payments.

This issue was self-reported by this Management Team. We are in the process of amending the applicable tax forms, and once completed we will send both of them to the appropriate individuals and forward them to the taxing authorities. The Company is required to pay the employer an employee FICA and Medicare taxes when the amended forms are submitted, and we expect these payments will be approximately $2.8 million, of which $1.4 million will be [slotted] for recovery from the benefiting individuals.

Management does not believe the Company will be required to discharge the income tax liabilities from the former Senior Management personnel. Also, to the extent the company is required a discharge any income tax obligations for current and former employees, Management intends on seeking recovery of those amounts.

Litigation and cost of investigations totaled $7.4 million in the current YTD period, compared to $11 million in the prior year, a decrease of $3.6 million. Offsetting these reductions was an increase in equity based compensation of $2 million. This increase is due to the benefit of the third quarter 2006 modification associated with the proposed settlement which did not recur in 2007.

Interest expense YTD was lower than the prior year's period due to lower levels of debt outstanding.

Adjusted EBITDA was $21.9 million in the current YTD period compared to $12.6 million through the same period in the prior year, an increase of $9.3 million. This change is principally due to increases in net sales, changes in gross margins discussed previously, as well as the changes in income tax withholding obligations of $5.1 million and lower general and administrative expenses of approximately $1 million.

The Company recorded net income of $6.4 million or $0.12 per share in the current YTD period, both basic and diluted, compared to a net loss of $1.6 million or $0.04 per share basic and diluted in the prior year.

Now, let's look at the balance sheet. Our working capital was $12 million at the end of the third quarter of 2007, excuse me, $24 million at the end of the third quarter of 2007 compared with $19.4 million at the end of last year. There are several reasons for the change in working capital, including the following. Our trade accounts receivable decreased by $11.9 million. This change is due to timing of sales and collections for invoices and in efforts to collect receivables more timely. Accounts receivable days outstanding decreased to 34 days at the end of September 2007 compared to 55 days at the end of December 2006.

Inventories increased by $6.5 million from the end of 2006. Management decided to increase the investment in inventories in anticipation of future orders and the current state of ballistic raw material supplies.

Our combined straight accounts payable and accrued expenses were lower at the end of September as compared to the end of September by $6.6 million. At this time, the Company is current with our trading partners.


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The reserve for the  proposed  settlement  of the class  action and  Shareholder derivative action of $39.4 million is expected to be funded with a restricted cash of $35.2 million and issuance of approximately 3.2 million shares of stock.

Our capital expenditures for the nine months ended September 30th, 2007 included $2.8 million for our IT system and about $900,000 for other machinery and equipment. We anticipate $1.2 million in incremental investments to complete our IT systems conversion.

We reported a total of approximately 48 million shares of common stock outstanding as of September 30, 2007 that excluded the 3 million shares of contingently redeemable common stock outstanding which will be converted to permanent capital upon court approval of the settlement of the class action and Shareholder derivative action. We do not know yet when the settlement will be approved.

I would also like to provide you with information regarding the status of the Company's internal control over financial reporting. In the Company's 2006 Form 10-K we identified a number of material weaknesses in our financial controls. We also concluded that the Company did not maintain effective internal control over financial reporting.

Furthermore, a number of changes in internal controls were identified, some of which were already implemented, and some which are in the process of being implemented. We will continue to strengthen and improve the Company's internal controls. While we do not expect that all of the weaknesses will be remediated by the end of this year, we do expect that this task will be completed during 2008.

With that, I will hand you back over to General Ellis.


--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO


Thank you, Jim.

Well, we've come a long way. There have been many speed bumps throughout, but we remained resilient and we remained focused. And I believe our Team is executing our strategy effectively and we are making progress on many, if not all the areas I mentioned to you earlier. I'm looking forward to a strong finish in 2007 and even stronger finish in 2008.

Before opening up the call to questions, I'd like to make one last remark as it relates to Steel Partners and their unsolicited proposal to enter into negotiations and to acquire our Company.

As stated in our letter last week, the Board feels that now is not the appropriate time to entertain discussions about a possible sale. Let me address that head on. The Board will always look at ways to enhance value, and they welcome discussions under certain circumstances. However, you have to look back at what this company has been through and what we are able to accomplish in a relatively short period of time. There are a lot of unknowns, there's a lot of money floating around out there which could or should potentially come back to the Company.

If you  believe  in the job that we have done then you have to  believe  that we will have the right strategy and the right team to execute on a go forward basis. There are several initiatives that we are working on. Ones that are not visible to the outside eye, and then there are those that could significantly enhance our market position and financial performance. We welcome the opportunity to discuss our strategy, whether with Steel, or any other parties.

This Management Team believes in the future of this Company and in our inherent potential value. I own stock in Point Blank Solutions, too. Rest assured, we are working with all of our Shareholders' interests in mind. I truly appreciate your patience and continued support in Point Blank Solutions.

I know this has been long, but with that I will open the call for your questions. In addition to myself and Jim Anderson, I have here with me today John Siemer, our COO and Chief of Staff, and Sam White, our Chief of Global Sales. Operator, would you please begin?


QUESTION AND ANSWER

--------------------------------------------------------------------------------
OPERATOR


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(OPERATOR INSTRUCTIONS.)

And our first question comes from the line of Kevin Starke with Weeden & Co. Please proceed.

--------------------------------------------------------------------------------
KEVIN STARKE - WEEDEN & CO., LP - ANALYST

Good afternoon. I was wondering if you could tell us if those $65 million backlog is something that might flow through pretty much all by the end of the fourth quarter?

--------------------------------------------------------------------------------
JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

Yes, I believe that we're going to realize those sales during the fourth quarter.

--------------------------------------------------------------------------------
KEVIN STARKE - WEEDEN & CO., LP - ANALYST

Okay. And I know it's somewhat premature to give us a sense of this, but do you have a sense that revenues for '08 could look similar to '07?

--------------------------------------------------------------------------------
JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

Yes, I've got to tell you, Kevin, I appreciate the question. I don't think we're in a position right now to provide guidance on future period sales. I would defer to the CEO's comments about where we're at with the Army moves and contract opportunities, but I don't believe that we can provide the guidance with that.

--------------------------------------------------------------------------------
KEVIN STARKE - WEEDEN & CO., LP - ANALYST

Okay. On the gross margin, you indicated a few reasons why that's down. Would you be able to attribute percentages to pricing, to competition, to the cost of getting a new line going?

--------------------------------------------------------------------------------
JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

We've provided some color with respect to the margins previously. I'll point out, first of all, we do not expect that $1 million to recur in the future. We do have competition pricing increase, we've estimated that to be about $3.5 million. We'd like to offer that with some of the items that we do have in play with respect to our new systems that we expect to be operational soon, other initiatives in play. We are looking seriously at our gross margin and performance with a view towards improving performance on a prospective basis.

--------------------------------------------------------------------------------
KEVIN STARKE - WEEDEN & CO., LP - ANALYST

Do you think the issues of ramping up the new IOTV line are pretty much behind you at this point?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

The IOTV, I believe the answer to that is yes.

--------------------------------------------------------------------------------
JOHN SIEMER - POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF

Yes, this is John Siemer. Yes, it is. The IOTV had a ramp-up period in which the Army required a relatively small number of vests. We met those requirements and, as an example, last month we produced 22,594 vests, for which we were asked to produce 8,000. So, yes, we're in full production now.


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--------------------------------------------------------------------------------
KEVIN STARKE - WEEDEN & CO., LP - ANALYST

Surrounding Protection Corp., your competitor announced another award under the modular tactical vest program about a month ago, and I was wondering if you knew what the open solicitation for that program is and how much -- how many vests have been awarded to date?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Would you say it, again, the company?

--------------------------------------------------------------------------------
KEVIN STARKE - WEEDEN & CO., LP - ANALYST

Well, the subsidiary is Protected Products International, I guess, but the parent company is [Ceramic Products Corporation]. They're the one with the contract or at least some of the business on the modular tactical vests for the Marine Corp. I was asking what was the -- if you have any sense of what the open solicitation amount is for that and how many -- how much has been awarded to date? And whether you're still possibly in the running for any of that business?

--------------------------------------------------------------------------------
JOHN SIEMER - POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF

Yes, it's John Siemer again. Yes, we do have an indication of what the requirements are, and we understand that there's another order coming out shortly for MTV, the entire vest. I think you're referring to a panel award, that was just for the ballistics panels, the 19,000?

--------------------------------------------------------------------------------
KEVIN STARKE - WEEDEN & CO., LP - ANALYST

That sounds right, yes.

--------------------------------------------------------------------------------
JOHN SIEMER - POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF

Right. Okay. Yes, I think you can expect those to continue into the future. And, also, I'm aware of an MTV solicitation that should be coming out shortly.

--------------------------------------------------------------------------------
KEVIN STARKE - WEEDEN & CO., LP - ANALYST

And you would be bidding for that?

--------------------------------------------------------------------------------
JOHN SIEMER - POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF

Yes, we will.

--------------------------------------------------------------------------------
KEVIN STARKE - WEEDEN & CO., LP - ANALYST

Okay. Thank you. That's all for me.

--------------------------------------------------------------------------------
OPERATOR

And our next question will come from the line of Art Weiss with Group G Capital. Please proceed.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST


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Good afternoon, everyone.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Good afternoon.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

I -- you were talking about the change in margin from accessories, like DAPS compared to vests, and now that you're in full production of vests and given the numbers you've just mentioned on the new OTV, it sounds like a good portion of your Q4 revenue is going to be from that vest. What sort of margin differential is there? Is this something that's minor, say 50 or 100 basis points, or is there a very significant difference?

--------------------------------------------------------------------------------
JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

Right now we're not prepared to talk about unit level in pricing.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Well, the pricing is pretty obvious from the contract award.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes, I understand that, but there's an additional 966,000 vests that are going to be awarded on a contract that we're about ready to bid on, and we don't feel like it would be a good idea to divulge those kind of things in this type of a -- potential bid is out there.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

In terms of the pricing, can you talk a little bit about the Army's procedures for awarding contracts? Obviously, you guys and the now BAE make the identical product which -- I mean how much is the award of the contract due to pricing versus production capacity?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

That's a great question. First of all, the first 230,000 is more of a fixed price. The remainder of this will be open competition, so we expect that to change significantly.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Do you expect additional companies besides you and BAE that will be involved in production?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

We think so, and then we say that because of the movement on Capitol Hill by the Congress to increase the number of competitors. The Congress' view is that large contracts are not good for the Government, so as a result I think we will see more.

However, having said that, you have to be of a sizable organization to produce this product. It's a pretty tough product to produce, and so there may be some competition but I think that we'll still be fairly much limited to the two producers and perhaps maybe one or another, not much more than that.

--------------------------------------------------------------------------------
JOHN SIEMER - POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF


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If I could add to that, I think that you have to look at, as you have, the award that occurred there previously. You know that we are the lower priced producer. I think you also understand that we are posturing ourselves in a position to continue to be that, and in open competition we would hope that would help us considerably.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

The other comment I'd make on that is we have greater capacity than anyone else in the industry, and right now the Army has a problem and the Government has a problem in getting the vest out in a timely manner. I think that favors us, but capacity is the real issue here, and we have the capacity.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Well, if you guys have more capacity than BAE, could you talk a little bit about their contract award was much larger than yours, is there -- do you feel that they may not have the capacity to fill the order in a -- as timely as you guys can?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Well, I can't speak to them. We have -- we are now running way above the -- well above the production schedule we were given. I'm not sure what their production line is. I will say, again, our capacity probably doubles theirs and anyone else in the industry.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Okay. You talked, General Ellis, about substantial international growth opportunities, and I understand you don't want to give guidance for 2008, but what sort of opportunity do you see? Is this something that significantly changes the Company's financial positioning or is this, you know, as you pointed out your international revenues were under $1 million, what kind of opportunity is this and are you facing different competitors overseas?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes, what we see here is that most growth will come in the military markets, and as we look around at those who are deploying to the combat zone they, too, want a quality vest. So we want to target those who will go to war with us, for example, as allies, and they want a product that has been proven, and we have a proven product. We believe that the market is two times, three times, you pick a number, larger than the U.S. market, and we have the wherewithal to capture that market.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Who do you compete with? Are there a number of competitors that are locally based and the countries are targeting that may have an upper hand as local competitors?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes, I think most countries if they have any capacity, at all, they will produce internally, but then you get into a quality issue. And many times in those nations, particularly if they're deploying with American forces are fighting, as part of the American force, they want to ensure they've got the right quality. And that is made here in America, make no mistake about that.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Is there a primary competitor with the U.S. Military, are they -- have you seen them get aggressive in international markets?


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LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

I think you've seen that in the news, and they're international, and it speaks for itself, and they're working that arena, and of course it's an international company. But, again, from a capacity standpoint, from a technology, R&D standpoint I think we can outmatch anyone in the industry.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Okay. And last question for you, and I'll jump back into queue. I'm not sure I was clear on some of the comments you made about trying to recover money from legal bills paid for the former Management Team and other amounts. I think, Jim, you had said that legal costs from 2004 to the present were $49 million plus. Is that what you were referring to? Are you -- do you expect to try and recover that amount?

--------------------------------------------------------------------------------
JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

It's $49.4 million, includes not only the settlement that we recorded as a charge during 2005 but it also included costs of investigations and litigation associated with that, as well as the cost that we're required to pay for indemnifying the former Officers. Under Delaware law in contracts we are obliged to provide their support up until a point in time that they would be adjudicated guilty or until they reach a plea agreement with -- and at that point in time then we'd be subject to receive the funds back from those individuals.

In this case, for the top three Officers that are under indictment, the total amount that was spent was $7.5 million cumulatively. The difference between that and the $49 million, the size of the charge I think in '05 that was recorded was $27 million, and then there was just a bunch of costs that we incurred.

Don't forget that in addition to the defense that we've had to mount in the settlement, we've also had to pump in a lot of money in supporting information requests for the Securities & Exchange Commission, the Internal Revenue Service, a forensic review that we did to understand the scope and magnitude of what was happening so that we could move forward with preparation of our financial statements.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

If I could add to that, I think the most important thing to understand is that we will do whatever is required to take care of the Shareholders' interests in these matters, and we always do what we believe is the best in their interests.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Okay. But the amount that you're referring to trying to recover then is $7.5 million; is that accurate?

--------------------------------------------------------------------------------
JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

We're trying to recover is premature at this point, that is what we have spent for the expenses related for the three former Officers that would upon either conviction or a plea agreement would be recoverable.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

And who -- would that be paid to you by an insurance company or would you have to go after the individuals, themselves?

--------------------------------------------------------------------------------
JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

After the individuals.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST


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Okay. Great. Thank you.

--------------------------------------------------------------------------------
JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

Thank you.

--------------------------------------------------------------------------------
OPERATOR

Our next question will come from the line of [David Kione] with Morgan Stanley. Please proceed.

--------------------------------------------------------------------------------
DAVID KOENIG - MORGAN STANLEY - ANALYST

That's [Koenig], not Kione. First, I want to compliment you, General, that was a very interesting, intensive report. I really enjoyed listening to every word.

A couple of questions that come up and maybe not necessarily questions but things to discuss. Just a point, the lower dollar that we enjoy now supposedly should make the international business that much more easy to obtain, and that's a good point I would stress.

Also, I was wondering on the listing on the National Exchange, where we stand with that point? And, also, this business of recouping expenses, it's been listed in the media that as much as $200 million was taken out of the Company during the years by Mr. Brooks and so forth, and perhaps some of that would be recoverable, and I don't know about your comments there?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Okay, David, yes. In terms of the National Exchange we are already working that issue and we plan to relist on the National Exchange as soon as possible. There are a couple hurdles we must go through in order to do that, and that is we must be fully compliant with the SEC.

In terms of the recouping, that is an SEC issue and, of course, the U.S. Attorney can in some cases, but that's left in the hands of the SEC. Our effort here is to support the SEC and their endeavors, and we've done that as best we can. So I think if you are following that you will see that they are aggressively trying to pursue those ones that may be in the category of ill gotten, if they are there.

--------------------------------------------------------------------------------
DAVID KOENIG - MORGAN STANLEY - ANALYST

Uh-huh. One question for Jim Anderson, I noted the tax rate in 2007 and 2006 were high, 40% or something, do you envision that next year's tax rate will be that high, again, the Federal income tax, whatever, and the state taxes?

--------------------------------------------------------------------------------
JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

We're cautious about giving out, again, forward guidance. We are working with our tax advisors to do what we can make sure that we're paying the right amount but not more than the right amount of what our taxes are. We are in the process right now, given what's happened in the past, evaluating our prior tax filings and trying to figure out what our best interest is. As in any other prudent organization we are going to minimize the correct amount of taxes that we owe.

--------------------------------------------------------------------------------
DAVID KOENIG - MORGAN STANLEY - ANALYST

Thank you. Lastly, any comment on [Harbinger], he's just been sitting quietly with a big investment in our Company?

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LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO


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Well, the normal,  in fact, as one of our largest  Shareholders they communicate with our Investor Relations office regularly. That's a question for Harbinger. They are I think after Brooks our largest Shareholder, and that's about all I know about Harbinger at this point.

--------------------------------------------------------------------------------
DAVID KOENIG - MORGAN STANLEY - ANALYST

Okay. Thank you, all, very much.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Thank you.

--------------------------------------------------------------------------------
OPERATOR

Our next question will come from the line of Justin Orlando with Dolphin Capital. Please proceed.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

Hi, General Ellis, good afternoon.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Good afternoon, Justin. How are you?

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

I'm doing okay. Thank you. It's good to hear from you all in public again. I was glad to see this call scheduled. I'm hoping you can help me with a couple of quick things. What is the timing for Shareholders meetings so your Shareholders can vote on these fantastic Directors that we have on our Board?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

It's a great question. It's one we've been wrestling with. Again, I don't know if you're aware but it has to do with compliance, and you can't have a Shareholders meeting until you meet certain SEC requirements, and we're working that as feverishly as we can, and we will hold a Shareholders meeting as soon as we meet that requirement, and we're working on it, I promise you.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

You mean the requirement around quarterly financial statements, so that once we get this Q4 filed we would come into compliance or are there some other issues that we need to work through other than just filing timely financial statements on a going forward basis?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

It's the timely financial statements, and you also have one -- there's also a retrospective financial piece that has to be complied with.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

I see, so there's a Q that you have to file, a retrospective Q you need to file, and a K you need to file before we can be compliant; is that -- do I understand that right?


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JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

One of the bigger drivers, Justin, is to get the quarterly information into the prior 10-K. At some point in time we will file a 10-KA to do that. As you can imagine from the size of the document that was produced in the past, we're having to go through and analyze the quarterly misstatements by period and layer those things on in. We developed a plan to get as much accurate information as we could in front of the SEC and Shareholders, and we filed our Form 10-K absent the quarterly financial information. That does need to get accomplished.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

Can you give me an indication bigger than a breadbox as to a timing, and are we talking about three, six, nine, twelve months, or how are we --?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Less than six.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

Less than six?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes, and hopefully as soon as we can get there.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

Okay. Obviously, we're going to run into the next 10-K at that time, and so things are going to get busy for what I assume is a relatively small group of folks.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

We've been running quite hard here, but it's okay.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

I bet you have. Can maybe we talk for a second, rather than talk about guidance and sales and dollars and things like that, can we talk about the strategic plan that's in place for this Company, and some of our goals, not in terms of dollars but in terms of margins? If we look through the three years out for this Company where do we want our gross margins to land, where do we want our EBIT margins to land?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

You're asking me to project here, Justin.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

No, no, I'm asking for a goal, I'm asking you for your goals rather than projections. And if you're not ready today to talk about it I'll take you off the hook, but I think it's something that if you guys have a plan in place, a strategic plan, you have goals as to where you want to be, I don't need to know what next quarter is going to be but if you guys have some goals in place that you want to meet? And we talked about accountability, and I think letting us understand the progress to a longer term goal I think is something very helpful and it doesn't get you into the quarterly trouble that obviously you'd like to avoid in the near term.


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LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes. Let me try it from the standpoint of what we are really after is growth, and in this business gaining market share is probably the most important thing we can do. And we talked about addressing pricing strategy to gain market share first, and once we do that then -- and we realize our margin might suffer just a little bit. But as I tried to explain in the -- in my prepared response that there's a life cycle to the body armor business, and so our first objective is to maintain our current customers and, secondly, gain new customers.

And the window for gaining those new customers comes in what I call 20% increments. If we miss that 20% increment we're now waiting for five more years to work toward that customer. So in terms of margin I've just made the approach that we want to be somewhere in the 20% range in terms of margin, and I don't want to give a number, but we want to be somewhere in that range, I think in order to return that Shareholder value.

We, to the degree that our margins suffer we're going to push to increase and enhance our efficiencies, and I think we can make up some of that in-house, and we're working on that. So I don't know if I've answered your question or not, but we're going to work the other way, so every time we give up a little bit of margin we're going to become more efficient in-house in trying to compensate for it.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

I think that's a helpful response. I appreciate it, General. Maybe you could help some of us who aren't so close to the industry here, with what you think the number of -- what are the -- what's the number of vests that are outstanding with current RFPs today, military, I'm just talking the military side? What's out there to go after today?

--------------------------------------------------------------------------------
JOHN SIEMER - POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF

If I can, this is John Siemer, again. For today there are really no RFPs at this time that you're probably interested in. There was a synopsis published for the 966,000 IOTVs, which is something that you're probably interested in. I also can tell you that the Marine Corp we are told is going to have a relatively good-sized solicitation.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

Coming in the near future?

--------------------------------------------------------------------------------
JOHN SIEMER - POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF

Right, in the near future, yes.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

Okay.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

The other thing I'd say to you, we're looking at other -- expanding into other markets here, also, so we're not going to just stop here with the vests, there are other opportunities out there that fit nicely in our core competencies, and we're looking at those very hard. You'll see that if you just hang on for a little bit with us.

--------------------------------------------------------------------------------
JUSTIN ORLANDO - DOLPHIN CAPITAL - ANALYST

Thank you very much, General. And, gentlemen, it was nice to meet you telephonically. Hopefully, we can do it in person.


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LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Okay, Justin.

--------------------------------------------------------------------------------
OPERATOR

And our next question will come from the line of [Martin Hale] with [Hale Capital Partners]. Please proceed.

--------------------------------------------------------------------------------
MARTIN HALE - HALE CAPITAL PARTNERS - ANALYST

Good afternoon. General Ellis, I wanted to compliment you, as well, like the previous callers, in doing a nice job turning around this business. You've had a lot to do.

Just, you know, obviously from your growth initiatives, sketching that out has been very helpful to the investors here. I think that the challenge or perhaps the area where we might be scratching our heads, at least I know I am, is the issue of trying to get to longer term EBITDA margins. And, again, we're not talking about quarterly guidance here but a longer term view, because you turned away an offer for the Company that could be seen as compelling if your EBITDA margins don't improve. And so I just think it'd be helpful for us, for the Shareholders, to get a sense of any kind of longer term EBITDA margins, because otherwise it just seems like Steel's offer might be pretty darn fair.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes, well, as I indicated we have initiatives in place to grow our margins, and as we indicated in our offer response back to Steel, the Board feels at this point that it is not the right time to sell the Company. We have an opportunity to grow the Company, and I think it's the Board's position that with the strategy and the plans that we've laid out that we ought to stay focused on that route versus a sale and the offer that was provided by Steel. Over the next few months I believe we'll see a material announcement that will help you understand what we're doing with the margins, you'll see that.

--------------------------------------------------------------------------------
MARTIN HALE - HALE CAPITAL PARTNERS - ANALYST

Okay. That'd be helpful, because, again, you did a nice job outlining the growth opportunities. Perhaps in future calls we should outline some of the steps to improve margins, because if you can get those margins up, obviously, there could be a tremendous amount of up side here.

--------------------------------------------------------------------------------
JOHN SIEMER - POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF

If I could weigh in on this a little bit. The body armor industry in general started out as basically as a mom-and-pop type operations that have grown into multimillion dollar companies today.

We were no different than that. So a lot of our initiatives have been to change a culture from where people just worked hard, very hard to get things done, to putting in systems and technologies that you would expect in a Company of our size. That's one of the reasons why you see some of those investments in technology. Those and other initiatives, going forward will reduce our costs. We believe, fairly well.

We also have implemented initiatives on growing market share, as the General has talked about, and done that very aggressively. I think you're going to see that in the future that will pay off. As we announced in the public release that we've engaged Wachovia, and Wachovia has obviously done those kind of analysis.

And so I think you have to understand that there's a plan and the plan is moving forward. As soon as we can disclose things we're going to disclose them to you. Because the CEO has a policy that as soon as we can share things with our constituency then we should do that. And so the Shareholders should know as soon as possible. Obviously, if we let things go too soon then we lose the advantage that we gain from all the planning.


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--------------------------------------------------------------------------------
MARTIN HALE - HALE CAPITAL PARTNERS - ANALYST

Thank you.

--------------------------------------------------------------------------------
OPERATOR

Our next question will come from the line of [Patrick Forken] with [Paha Securities]. Please proceed.

--------------------------------------------------------------------------------
PATRICK FORKEN - PAHA SECURITIES - ANALYST

Good afternoon. I'd like to commend you guys, also, for the job you've done over the last year-and-a-half. You had a real mess to clean up and it looks like you've done a very good job doing it.

You made a comment earlier about your market share being 25%, could you talk about the other two or three major players that you face on a continuing basis here?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes, when I talked about a 25% market share it is in the domestic, what we call the domestic market. The major competitor is now BAE, the former Armor Holdings, and a conglomerate of I believe about three companies in there that make up that market share, so the three of them together command the largest portion of the domestic marketplace.

I will tell you that what we did as a Company, we focused on the military because the margins were much better there, and we focused on going after the military contracts. We have now taken a look at it, we are reorganizing ourselves here in terms of how we are going to capture that market.

We've had tremendous growth in the last quarter in the domestic market. We'll continue to push that. And it's all about the products that we're delivering and the time that you can deliver those products, and so I feel very comfortable with that and believe we can roll it up.

Again, it's all -- it has all to do with that 20% that comes into the window, and we have to be able to have a good plan and a good strategy to capture as much of that 20% in that window as we can, because once it moves out we've lost it for five more years. And so we are aggressively going after that.

--------------------------------------------------------------------------------
PATRICK FORKEN - PAHA SECURITIES - ANALYST

Okay. Any other players besides BAE?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes, the PPI, they've got a new name now -- they've just joined forces. What's the PPI -- Protective Systems, and CPI I think is their -- CPC is the new term -- CPC is the new term. So those are the primary competitors. There are a bunch of I call mom-and-pops out there. They don't make a large number of vests, anywhere in the annual sales of $10 million to less than $50 million, and the bulk of them fall in that category.

--------------------------------------------------------------------------------
PATRICK FORKEN - PAHA SECURITIES - ANALYST

Okay. And then with respect to R&D and product development, I assume that over the last couple of years the resources have been focused on some of the legacy issues that you've talked about. How important is R&D and product development? What kinds of opportunities are out there, and you guys have the resources to spend on those R&D opportunities?

--------------------------------------------------------------------------------
JOHN SIEMER - POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF


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Yes, I will tell you there's two things that we did when we first got here.  One was to recognize within the organization the key players. The folks that you could trust to move the Company forward. And we did that. We organized the R&D effort, along with the marketing and sales under Sam White. Sam is well-known in the industry, and he's had quite a team. But as the CEO was talking about, under that team we've organized a domestic sales force with approximately 200 distributors to go after that market.

In the R&D world we organized under Dale Taylor, who is also well-known person in the industry. He has a lot of experience. Now, we did have a lot of issues - legacy issues - that we had to deal with. We couldn't rest on just dealing with the legacy issues, otherwise we wouldn't be here today. So we, in fact, went after a very aggressive R&D program, and I challenged them personally to come up with additional packages.

One of the things we launched was, into the commercial market, a tactical vest called the Dragon Fire, which was extremely well received. It's named after Tom Dragone, who was a longtime member of law enforcement. He works for us. And so we moved this and other ballistics packages forward. We've done some - a number of things - both with the Army and commercially to enhance our product line. PACA is coming out with a whole new blend or new line of body armor products. We today have the lightest vest in the industry and that's been done in the last year.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Just what I would say to you is we have put resources in R&D because that's the lifeblood of what we do. I really believe that. We are partnering with universities, we are partnering with the Government, we are partnering with the fiber suppliers because we have something to offer. We probably get more products in here for testing and evaluation than anyone in the industry. We believe and I mean it's exciting times here, but we learn from every one of those experiences, and that's what gives us the leadership in the industry here.

But I'm confident in our R&D effort, and it will only get better. We're adding to it, we're trying to improve it daily, but we've put some resources against the R&D investment. I believe that's the lifeblood of an organization like this.

--------------------------------------------------------------------------------
PATRICK FORKEN - PAHA SECURITIES - ANALYST

Okay. And then last question, I appreciate the transparency on how the process worked on the approach by Steel Partners. Were you guys approached by other potential suitors? Have you in the past, in the recent past been approached by other parties other than Steel?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

I would say that's a constant [approach], particularly when you're in a turnaround situation. I mean when I say approached, not in a formal way such as Steel, but there are always those who are interested through the various banking organizations out there. And that has been a drumbeat since we've been in the turnaround. Primarily the hedge funds and others who come when we're in this posture. So Steel is really the only formal offer we've had.

--------------------------------------------------------------------------------
PATRICK FORKEN - PAHA SECURITIES - ANALYST

Okay. And in some of the correspondence you mentioned that you had retained Wachovia. What role do they play and do they play a continuing role for the Company or for the Board?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes, the Board has some real concerns as we were evolving out of this turnaround, and first and foremost was what is the true valuation of the Company. And we wanted to have this done in a professional manner, and we interviewed several investment bankers, but to try to get a flavor and a feel for the true valuation so then we could as part of our strategy. And I think that was great guidance by the Board, and so we engaged Wachovia to help us do that. But what we're trying to do is to grow, but the first thing you need to know is where are you, how much are you worth if you're worth anything, and we wanted to know that. So that was the primary reason for engaging Wachovia.

--------------------------------------------------------------------------------
PATRICK FORKEN - PAHA SECURITIES - ANALYST


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Sure.  And I agree that that's a diligent and  responsible  move to make,  but I wanted to make clear, you said that the Board really feels that now is not the right time to sell the Company. Do you mean now is not the right time to sell the Company at $5.50? You know, I assume that you guys, if somebody came in with a higher offer and potentially a significantly higher offer that you guys would entertain that in an appropriate way?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes, well, first of all, the Board has directed me to focus on our strategy. We presented our strategy. This is not a time driven thing. What we want to do is to manage and to grow the business, and we want to get the business to the highest valuation we can, and that, in fact, enhances the Shareholder value.

And at this point we just think we've got some growing we can do, and I think the Board agrees with that. And so our effort is to continue to grow this Company. So in terms of, if someone came with a higher offer, I can't address that because it's hypothetical. I'd say we'd have to consider, like we do all other offers that come in.

--------------------------------------------------------------------------------
PATRICK FORKEN - PAHA SECURITIES - ANALYST

Okay. Fair enough. Once again I think you're all doing a great job. Keep up the good work.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Thank you, Patrick.

--------------------------------------------------------------------------------
OPERATOR

And our next question comes from the line of [Joe Velussi] with Credit Suisse. Please proceed.

--------------------------------------------------------------------------------
JOE VELUSSI - CREDIT SUISSE - ANALYST

Oh, good afternoon. Thanks for the presentation. I really appreciate the new level of transparency. I wanted to ask about the pricing action, how have you seen -- how have the competitors responded to your aggressive pricing actions?

--------------------------------------------------------------------------------
JOHN SIEMER - POINT BLANK SOLUTIONS, INC - COO AND CHIEF OF STAFF

This is John Siemer, again. To be honest with you I think that the whole market is going to become, for the military, much more competitive. Because, as the CEO mentioned earlier, there's a lot more effort in the market to grow and the number of the competitors for bids has increased. From a realistic standpoint you need a certain capacity to do the military contracts, so that really limits the number to probably two or three For these large bids.

That said, you can expect that all of us are going to try to sharpen our pencils to make sure that we can, in fact, achieve the lowest prices and the best value for the Government. We're doing that. We've done that in the past in this last contract. And so the other part of the coin we need to address, and that's how we reduce costs. We're going after that with a lot of initiatives. As you saw from our investment in capital equipment and the IT initiatives, I think that's how we regain the margin by doing that and becoming more efficient in what we're doing.

In the commercial business one of the reasons you see our growth is because I think at this point there has not been a response to some of our initiatives on the new vests. Sam, you want to say something about that?

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SAM WHITE - POINT BLANK SOLUTIONS, INC - EVP GLOBAL SALES MARKETING AND R&D

Yes, I think that we certainly increased our growth on the domestic side, both with new products and also we've rearranged the sales force, as well. I feel like we've actually done a pretty good job, and I think we're going to see more growth next year.


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NOV. 14. 2007/11:00AM ET, PBSO.PK - Q3 2007 POINT BLANK SOLUTIONS, INC. EARNINGS
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JOE VELUSSI - CREDIT SUISSE - ANALYST

Well, that's great. And I recognize that there's a certain seasonal affect or that sales are not the same quarterly, but in terms of expenses, specifically the SG&A line, is that a pretty good run rate to look at going forward or do you anticipate further increases?

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JIM ANDERSON - POINT BLANK SOLUTIONS, INC - CFO

Well, I'm not going to provide any guidance, but I will offer to you that with the legacy issues that we've faced and we continue to face we are paying out monies that we really don't want to pay out. We are doing our dead level best to cut those as quickly, as prudently as possible. We are still engaged in some of the items that are out there. We're still working through some level of SEC compliance activities.

We have come a long way. The team collectively has done a very good job, and so the level of effort it's going to take prospectively to get there is not what it was retrospectively. We are jealous about the dollars, we really do want to bring those down, and we're working to that extent. So that's -- if you can work with us we'll -- the proof will be in the pudding prospectively.

--------------------------------------------------------------------------------
JOE VELUSSI - CREDIT SUISSE - ANALYST

Great. And a last question, you mentioned that the IOTV is a new product. I'm wondering what else is there on the horizon that the Government will be requiring? I'm understanding there's a future [force warrior] solution and wonder if that's something that's near term or is that several years away?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

You know, that's not near term. We are playing in that arena with a large Government contractor as they work future force warrior issues. We've teamed with them as they try to get those technology systems integrated into the vest and other things, so we're playing in that market.

In terms of new products out there, the IOTV is the new product for the military, and I don't foresee anything near term because that is in the acquisition stage and being fielded.

On the domestic side we are constantly looking for new products. The name of the game is comfort and the name of the game is that it has to perform. And what we are constantly looking for is a vest that is lighter and a vest that performs. And right now I think we own the market with that, and that is through our R&D efforts.

--------------------------------------------------------------------------------
JOE VELUSSI - CREDIT SUISSE - ANALYST

Terrific. Thanks so much.

--------------------------------------------------------------------------------
OPERATOR

Our next question is a follow-up question from the line of Art Weiss with Group G Capital. Please proceed.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Oh, thanks again for taking my questions. I wonder if I could ask a bit more about demand from the other branches of the military, starting with the Marines? The Company used to be a significant supplier to the Marines and then I guess there were some issues a few years ago, and wondered if the Marines see the Company as having those problems behind them, and if you guys feel like you are a legitimate bidder for business in the Marine Corp?

--------------------------------------------------------------------------------
 LARRY ELLIS  - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO


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Yes, I think we are a legitimate  bidder for the Marine Corp.  It's an important piece of business. Quite frankly, we wanted to work with all of the services. As you know, most of the product, the military product is going into the war effort, into the Middle East, in Afghanistan and to Iraq, almost as fast as we can make those products. We have been doing primarily Army work. The last Marine Corp contract went to one of our competitors, and the size of the Marine Corp in comparison to the size of the Army, is significantly less, and it's one that a smaller company could compete for. And they chose to do that.

I believe we have an awful lot to offer. We still sell other products, and we're going to continue to make that play. I think we will gain an edge in the competitive marketplace as the bids and other solicitations come out, and we look forward to that opportunity.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Now, you mentioned also that once the U.S. pulls out of Iraq, you know, this isn't a business that just falls off a cliff, that there's probably still significant demand. Can you expand on that a bit in terms of both the Army's need to build-up stocks of body armor, as well as whether other branches of the military have had to take a back seat in terms of getting body armor since there's been a lower priority for (inaudible)?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Sure. Let me take that for you. The driver with military body armor has been the availability of ballistic material. There are two primary materials that go into the military vests, Kevlar and [Twaron. DuPont and Teijin are the two major suppliers. They have been producing as fast as they can produce, and their production rate is fairly keeping up with the needs of the Defense Department. So most of these products have gone to the Army and the Marine Corp and the forces that are deploying into the theatre and on the ground.

The other services are simply getting just enough to supply their forces in the theatre and nothing else. They, too, have a demand around the world, and not just in southeast Asia, southwest Asia, but they too have a demand for the new body armor. So in terms of satisfying the requirements for the Air Force and the Navy and the Coast Guard and the other services, it's very minimal. In terms of foreign military sales, which come through our Government, minimal. So we just haven't been able to get there.

Now, in terms of what that requirement is, we believe and that's why we think that there will be a demand out there, we believe that you've got three prongs working here. One, you've got to put a vest on every soldier that's currently serving in the theatre. There's a vest for every soldier leaving the theatre, he has to have one on. And then there's a vest for every soldier training to go to the theatre. So if you take that number that's being used in Iraq, and if it's 160,000 then you need to multiply that by three, and that starts to get you at the requirement, in the theatre, it still does not address the other services and it still has not addressed the war reserves. Which says if there's another war that breaks out do we have adequate stocks to outfit our Army or our services that go to that war? So those shelves, those bins are empty.

So we believe that the Government has to catch up in all of those categories, meet the requirements for each of the services, in addition to what's going out. The piece that most people miss here is the life cycle of a vest, and it varies by service, but in the case of the Army, as I indicated to you, it's about a tour of duty. So when that tour of duty is up that vest is spent, they've got to make another vest. It's not like this is a lifetime thing, and that's what makes this industry very interesting.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

What do you think the market size is of the backlog, so to speak, of the military's unmet need due to the priority shipments?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Yes, I can't speculate on it. Really the Army has got to disclose that. What I will tell you is that there is a requirement, it's what's called a requirement in each of the services. That's what goes up from the services to the Department of Defense. And in that requirement they lay out what the number of vests are. I don't know, but their requirement is there, that requirement has to be met, and that is a classified document. But I know there's a requirement out there.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST


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                                                               FINAL TRANSCRIPT
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NOV. 14. 2007/11:00AM ET, PBSO.PK - Q3 2007 POINT BLANK SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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Okay. And then one other question, you mentioned the possibility of acquisitions a couple of times. You even, the word "large" acquisition was in one of your comments. Are you open, is it the case you are open to acquisitions or are you guys actively looking at some potential targets?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

We are trying to grow this Company, and so we're -- what we're trying to do is increase Shareholder value. We're going to look at every opportunity out there. So point one is to become compliant, we want to do that. Now, we're not going to do sequential business here. Some of this will be simultaneously, so as we are becoming compliant we're going to continue to look at opportunities. And, again, I want to bring this Company back to where it ought to be, and for those Shareholders who lost, I want to bring this back to a respectable level.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

But is it the case that you're -- are you actively -- see that as a Corporate priority right now to search for acquisition targets?

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

I don't know that I could answer that. All I would say to you is we're excited about what's out there in the future. I'd say stay tuned. But we're excited.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Sure.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

I think there are opportunities out there that are waiting for us. I've got the right Team here to go do it.

--------------------------------------------------------------------------------
ART WEISS - GROUP G CAPITAL PARTNERS - ANALYST

Well, thanks again for your time today, everyone.

--------------------------------------------------------------------------------
LARRY ELLIS - POINT BLANK SOLUTIONS, INC - PRESIDENT AND CEO

Okay. Thank you, Art.

--------------------------------------------------------------------------------
OPERATOR

This concludes the Q&A portion of the call. At this time, I will now turn the call over to Glenn Weiner for closing remarks.

--------------------------------------------------------------------------------
GLENN WEINER - POINT BLANK SOLUTIONS, INC. - DIR. INVESTOR AND PUBLIC RELATION

Thank you very much. Greatly appreciate everyone's interest and the time, and thank you bearing with the very long remarks today but we felt it was truly needed given this Company has not spoken with its investor base in such a forum in over two years.

I will be traveling the rest of the day, but I will be back in the office tomorrow morning, and if there any follow-ups for either myself or Management please contact the office and we will do our best to address every question out there.

Again, thank you very much, and on behalf of the Management Team and the Board of Directors, we greatly appreciate your support. Thank you.


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                                                               FINAL TRANSCRIPT
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NOV. 14. 2007/11:00AM ET, PBSO.PK - Q3 2007 POINT BLANK SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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OPERATOR


Thank you for your participation in today's conference. This concludes your presentation. You may now disconnect. Good day.


--------------------------------------------------------------------------------

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